CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Nocopi Technologies, Inc. on Form S-8 of our report dated March 7, 1997, on our audits of the consolidated financial statements and financial statement schedule of Nocopi Technologies, Inc. as of December 31, 1996 and for the years ended December 31, 1996 and 1995, which report is included in this Annual Report on Form 10-K.


/s/ COOPERS & LYBRAND L.L.P.

Philadelphia, Pennsylvania
April 13, 1998